EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Discovery Holding Company of our report dated February 22, 2005 relating to the financial statements of Discovery Communications, Inc., which appears in Discovery Holding Company’s Registration Statement on Form 10.

PricewaterhouseCoopers LLP

McLean, Virginia

August 18, 2005